                                                                    EXHIBIT 23.4


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the use of our report, incorporated herein by reference, dated January 22, 1997, relating to the consolidated balance sheets of Community Bankshares, Inc. and subsidiaries as of December 31, 1996 and 1995 and June 30, 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1996, the six months ended December 31, 1995, and for each of the years in the two-year period ended June 30, 1995, which report appears in the December 31, 1996 annual report on Form 10-K of Community Bankshares, Inc. and is incorporated by reference in the Current Report on Form 8-K of CFX Corporation dated as of August 29, 1997 and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4.



                                                     /s/ KPMG Peat Marwick LLP
                                                     -------------------------
                                                     KPMG Peat Marwick LLP


Boston, Massachusetts
September 22, 1997